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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Hercules Incorporated on Form S-8 Registration No. 33-37279 (which includes Registration No. 33-21668), No. 33-21667, No. 33-47664, No. 33-51178,
No. 33-52621, No. 33-66136, No. 33-62314, No. 33-65352, No. 333-38795, No.
333-38797 and No. 333-68863 and on Form S-3 (Registration No. 333-63423 and No. 333-29225) of our report, which includes an explanatory paragraph regarding a change, in 1997, in the company's method of accounting for costs incurred in connection with an enterprise software installation, dated February 24, 2000, on our audits of the consolidated financial statements and financial statement schedule of Hercules Incorporated and subsidiary companies as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers
Philadelphia, Pennsylvania
March 29, 2000